SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT: AUGUST 28, 2006
(Date of earliest event reported)

QUALMARK CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	0-28484	84-1232688

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
4580 FLORENCE STREET, DENVER, COLORADO 80238

(Address of principal executive offices, zip code)
(303) 245-8800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On August 28, 2006, the Series C preferred stockholder (the “Series C Holder”) elected to convert all of its Series C preferred shares into common shares. As a result, the Series C Holder converted 1,423 Series C preferred shares into 2,374,437 common shares at a basis of $0.5993.
The conversion of the Series C preferred shares will eliminate the Series C Holder’s right to receive a Series C preferential distribution and Series C cumulative dividend. The conversion also eliminates the Series C Holder’s right to redeem the Series C preferred shares, which would have created an additional debt overhang to the Company.
SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALMARK CORPORATION (Registrant)
Date: August 28, 2006	By:	/s/ CHARLES D. JOHNSTON
Charles D. Johnston
President & CEO

2